    As filed with the Securities and Exchange Commission on October 24, 2005

                                                           Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                             ----------------------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                             ----------------------

                               IKONICS CORPORATION
             (Exact name of Registrant as specified in its charter)

                MINNESOTA                                        41-0730027
     (State or other jurisdiction of                          (I.R.S. Employer
      incorporation or organization)                         Identification No.)

            4832 GRAND AVENUE                                       55807
            DULUTH, MINNESOTA                                    (Zip Code)
 (Address of principal executive offices)


                  IKONICS CORPORATION 1995 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                   JON GERLACH
              Chief Financial Officer and Vice President of Finance
                               IKONICS Corporation
                                4832 Grand Avenue
                             Duluth, Minnesota 55807
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (218) 624-6400

                             ----------------------


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                            Proposed     Proposed
                                                                            Maximum       Maximum
           Title of Each Class of Securities to                 Amount      Offering     Aggregate      Amount of
                       Be registered                            To Be      Price Per     Offering     Registration
                                                              Registered   Share (2)     Price (2)         Fee
                                                                 (1)
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value                                   37,500       $6.00(3)      $225,000        $27.00
--------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement relates to 37,500 shares of Common Stock to be offered pursuant to the Registrant's 1995 Stock Incentive Plan and will also cover any additional shares of Common Stock that become issuable under this Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2)      Estimated solely for the purpose of determining the registration fee.

(3) Computed in accordance with Rule 457(h) of the Securities Act of 1933. This computation is based on the average of the high and low prices as reported on the Nasdaq SmallCap Market on October 20, 2005.

================================================================================

                               IKONICS CORPORATION

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 is being filed for the purpose of registering 37,500 shares of the Registrant's Common Stock to be issued pursuant to the IKONICS Corporation 1995 Stock Incentive Plan (the "Plan"). In accordance with Section E of the General Instructions to Form S-8, the Registration Statement previously filed with the Securities and Exchange Commission (the "Commission") relating to the Plan (File No. 333-92893) is incorporated by reference herein.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of the Registrant filed with the Commission pursuant to the Securities Exchange Act of 1934 are, as of their respective dates, incorporated herein by reference and made a part hereof:

                           (1) The Annual Report on Form 10-KSB of the
                  Registrant for the fiscal year ended December 31, 2004 (which incorporates by reference certain portions of the Registrant's definitive proxy statement for its 2005 annual meeting of shareholders) filed pursuant to Section 15(d) of the Securities Exchange Act of 1934;

                           (2) All other reports filed pursuant to Section 13(a)
                  or 15(d) of the Securities Exchange Act of 1934 since the filing of the annual report referred to in (1) above; and

                           (3) The description of the Registrant's Common Stock
                  that is contained in the Registration Statement on Form 10-SB (File No. 000-25727), as amended (declared effective on June 4, 1999), filed under the Securities Exchange Act of 1934 and all amendments and reports filed for the purpose of updating this description.

         All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all of the shares of Common Stock offered have been sold or that deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of these documents.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.

         The Registrant also maintains a director and officer insurance policy to cover the Registrant, its directors and its officers against certain liabilities.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Article V, Sections 1 and 2 of the Registrant's By-Laws, as amended, and Article 8, Section 8.5 of the Registrant's Restated Articles of Incorporation, as amended, the Registrant indemnifies its directors and officers and advances litigation expenses to the fullest extent required or permitted by Minnesota Statutes Section 302A.521. This indemnification is subject to the requirement in the case of legal judgments, that the individual seeking indemnification is not finally adjudged to have been guilty of willful misconduct detrimental to the best interests of the Registrant. Section 302A.521 requires the Registrant to indemnify a person made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person with respect to the Registrant, against judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, if, with respect to the acts or omissions of the person complained of in the proceeding, such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member, employee or agent, reasonably believed that the conduct was in the best interests of the Registrant, or in the case of performance by a director, officer, employee or agent of the Registrant as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Registrant. In addition, Section 302A.521, subd. 3, requires payment by the Registrant upon written request, of reasonable expenses in advance of final disposition in certain instances.

         The Restated Articles of Incorporation of the Registrant, as amended, eliminate the personal liability of a director to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except under certain circumstances involving any breach of the director's duty of loyalty to the Registrant or its shareholders, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or for any unlawful acts under Sections 302A.559 or 80A.23 of Minnesota Statutes.



ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.



ITEM 8.  EXHIBITS.

      EXHIBIT NO.                                              DESCRIPTION
      -----------                                              -----------
          3.1         Restated Articles of Incorporation of Registrant, as amended.  (Incorporated by reference to the like numbered Exhibit to the Registrant's Registration Statement on Form 10-SB filed with the Commission on April 7, 1999 (Registration No. 000-25727).)

          3.2         By-Laws of the Registrant, as amended.  (Incorporated by reference to the like numbered
                      Exhibit to the Registrant's Registration Statement on Form 10-SB filed with the Commission on April 7, 1999 (Registration No. 000-25727).)

           5          Opinion of Faegre & Benson LLP, counsel for the Registrant.

           10         IKONICS Corporation 1995 Stock Incentive Plan, as amended. (Incorporated by reference to
                      Exhibit B to the Registrant's proxy statement for its 2004 Annual Meeting of Shareholders filed with the Commission on March 29, 2004 (File No. 000-25727).)

          23.1        Consent of Faegre & Benson LLP.  (included in Exhibit 5 to this Registration Statement.)

          23.2        Consent of McGladrey & Pullen, LLP.

           24         Powers of Attorney.

ITEM 9.  UNDERTAKINGS.

A.       The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)  To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
                  or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                                    (iii) To include any material information
                  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Duluth, State of Minnesota on the 24th day of October, 2005.

                                          IKONICS CORPORATION


                                          By   /s/ Jon Gerlach
                                              ----------------------------------
                                              Jon Gerlach
                                              Chief Financial Officer and
                                              Vice President of Finance

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on October 24, 2005 by the following persons in the capacities indicated:

                                NAME                                                       TITLE
----------------------------------------------------------------       -------------------------------------------------------------


/s/ William C. Ulland                                                  Chairman, Chief Executive Officer, President
-----------------------------------------------------------------      and Director
William C. Ulland                                                      (Principal Executive Officer)


/s/ Jon Gerlach                                                        Chief Financial Officer and
-----------------------------------------------------------------      Vice President of Finance
Jon Gerlach                                                            (Principal Financial and Accounting Officer)


/s/ *                                                                  Director
-----------------------------------------------------------------
Charles H. Andresen


/s/ *                                                                  Director
-----------------------------------------------------------------
Rondi Erickson


/s/ *                                                                  Director
-----------------------------------------------------------------
H. Leigh Severance


/s/ *                                                                  Director
-----------------------------------------------------------------
Gerald W. Simonson


/s/ *                                                                  Director
-----------------------------------------------------------------
David O. Harris

* Jon Gerlach, by signing his name hereto, does hereby sign this document on behalf of each of the above-named directors of the registrant pursuant to powers of attorney duly executed by these persons.


                                                /s/ Jon Gerlach
                                                --------------------------------
                                                Attorney-in-Fact

                                INDEX TO EXHIBITS

      EXHIBIT NO.                             DESCRIPTION                                     DESCRIPTION
      -----------                             -----------                                     -----------

          3.1         Restated Articles of Incorporation of Registrant, as             Incorporated by reference
                      amended.

          3.2         By-Laws of the Registrant, as amended.                           Incorporated by reference

           5          Opinion of Faegre & Benson LLP, counsel for the Registrant.      Incorporated by reference

           10         IKONICS Corporation 1995 Stock Incentive Plan, as amended.             Filed herewith

          23.1        Consent of Faegre & Benson LLP.                                Included in Exhibit 5 to this
                                                                                         Registration Statement

          23.2        Consent of McGladrey & Pullen, LLP.                                    Filed herewith

           24         Powers of Attorney.                                                    Filed herewith